Exhibit 99.3

AMERICAN MIDSTREAM PARTNERS, LP

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Introduction to the unaudited pro forma

condensed consolidated financial statements of American Midstream Partners, LP

The unaudited pro forma condensed consolidated financial statements present the impact on American Midstream Partners, LP’s (collectively with its consolidated subsidiaries, the “Partnership”) results of operations and financial position attributable to i) the acquisition of certain midstream assets from affiliates of Quantum Resource Management, LCC (“Quantum”) pursuant to the Purchase and Sale Agreement dated as of July 2, 2012 (the “Chatom PSA”) with an effective date for accounting purposes of July 1, 2012 and ii) the Partnership’s acquisition of a 50% undivided interest in the Burns Point Plant (“Burns Point”) from Marathon Oil Company (“Seller”) for total cash considerations of $35.5 million on December 1, 2011. No liabilities of the Seller were assumed. The purchase was effective on November 1, 2011 with the assumption of insurable risks, operating liabilities and entitlement to in-kind revenues as of that date. The remaining 50% undivided interest is owned by the unaffiliated operator.

Pursuant to the Chatom PSA Agreement, the Partnership acquired an 87.4% ownership interest in Chatom processing and fractionation plant and associated gathering infrastructure, collectively known as the “Chatom Assets” which are located in Washington County, Alabama, approximately 15 miles from the Partnership’s Bazor Ridge processing plant in Wayne County, Mississippi, and consists of a 25 MMcf/d refrigeration processing plant, a 1,900 Bbl/d fractionation unit, a 160 long-ton per day sulfur recovery unit, and a 29-mile gas gathering system. The consideration paid by the Partnership consisted of approximately $51 million in cash, which was funded under borrowings under the Partnership’s revolving credit facility. The credit facility provides for a maximum borrowing equal to the lesser of (i) $200 million or (ii) 4.50 times adjusted consolidated EBITDA. We may elect to have loans under the credit facility bear interest either at a Eurodollar-based rate plus a margin ranging from 2.25% to 3.50% depending on our total leverage ratio then in effect, or a base rate which is a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00% plus a margin ranging from 1.25% to 2.50% depending on the total leverage ratio then in effect. The Partnership also pays a commitment fee of 0.50% per annum on the undrawn portion of the revolving loan. For the six months ended June 30, 2012, the weighted average interest rate on borrowings under the credit facility was approximately 3.88%.

The unaudited pro forma condensed consolidated income statements for the six months ended June 30, 2012 and for the year ended December 31, 2011 and unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 are based upon the historical consolidated financial statements of the Partnership and the historical financial statements of the Chatom Assets. The historical financial statements of Burns Point are included in the historical consolidated balance sheet of the Partnership as of June 30, 2012, in the historical consolidated statements of income for the six months ended June 30, 2012 and included two months of activity in the historical consolidated statements of income for the year ended December 31, 2011.

The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Chatom Assets were acquired on June 30, 2012. The unaudited pro forma condensed consolidated statements of income have been prepared as if the Chatom Assets and Burns Point were acquired on January 1, 2011, in the case of the unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2012, and January 1, 2011, in the case of the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2011. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes or state income taxes. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments, as described in Note 2 — Pro forma adjustments.

The following financial statements are qualified in their entirety by reference to and should be read in conjunction with such historical financial statements and related notes contained in those reports: (i) Chatom Assets’ historical financial statements set forth in Exhibit 99.2 of this Current Report on Form 8-K/A as of and for the six months ended June 30, 2012 (unaudited) and as of and for the year ended December 31, 2011; (ii) the Partnership’s unaudited historical consolidated financial statements set forth in its Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2012, as filed with the Securities and Exchange Commission (“SEC”); and (iii) the Partnership’s audited historical consolidated financial statements as of and for the year ended December 31, 2011 as filed with the SEC.

The pro forma adjustments reflected in the pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership’s management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the acquisition of the Chatom Assets by the Partnership.

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements reflect the Chatom Assets and Burns Point, including the following significant transactions:

Chatom Assets:

a)	The acquisition of the interest in the Chatom Assets by the Partnership with a preliminary fair value of approximately $51 million, including the payment of approximately $51 million of cash which was funded under borrowings under the Partnership’s revolving credit facility. The excess of cash consideration paid over historical net book value of the assets acquired and liabilities assumed is recorded as a decrease to partners’ capital.

b)	The inclusion of interest expense on the Partnership’s approximately $51 million of borrowings under the Partnership’s revolving credit facility which bears a variable rate of 3.88% at June 30, 2012 to finance the Chatom Assets acquisition.

c)	The elimination of transaction costs included in the historical financial statements of the Partnership which are directly related to the Chatom Assets acquisition.

d)	The elimination of Funds held for escrow included in the historical financial statements of the Partnership which were settled upon closing of the acquisition of the Chatom Assets.

e)	The inclusion of the estimated additional depreciation expense, calculated on a straight-line basis over useful lives of 10 to 40 years, associated with allocated purchase price of net assets acquired during the respective period.

f)	To reflect the non-controlling interest holders’ proportionate share of the equity of the Chatom Assets and proportionate share of the earnings of 12.6%.

Burns Point:

g)	The inclusion of in-kind revenues and allocated direct operating costs and administrative fees from the beginning of the period.

h)	The inclusion of the estimated additional depreciation expense, calculated on a straight-line basis over useful lives of 40 years, associated with allocated purchase price of net assets acquired during the respective period.

i)	The inclusion of interest expense and amortization of deferred debt issuance costs on the Partnership’s approximately $35 million of borrowings under the Partnership’s revolving credit facility which bears a variable rate of approximately 7.37% during the year ended December 31, 2011 to finance the Burns Point acquisition.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had acquired the Chatom Assets and Burns Point on the dates indicated nor are they indicative of the future operating results of the Partnership.

AMERICAN MIDSTREAM PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2012

(unaudited, in thousands except earnings per unit)

	Partnership Historical	Chatom Assets Historical	Chatom Assets Pro Forma Adjustments		Partnership Pro Forma
Assets
Current assets
Cash and cash equivalents	$1,038	$—	$51,100	a	$1,038
			(51,100)	a
Accounts receivable	1,273	—	—		1,273
Unbilled revenue	14,089	4,440	—		18,529
Risk management assets	2,721	—	—		2,721
Funds held in escrow	5,500	—	(5,500)	d	—
Other current assets	3,196	—	(868)	c	2,328

Total current assets	27,817	4,440	(6,368)		25,889
Property, plant and equipment, net	161,525	4,585	51,100	a	217,210
Risk management assets - long term	594	—	—		594
Other assets, net	4,448	—	—		4,448

Total assets	$194,384	$9,025	$44,732		$248,141

Liabilities and Partners’ Capital
Current liabilities
Accounts payable	$743	$182	$—		$925
Accrued gas purchases	9,451	3,450	—		12,901
Accrued expenses and other current liabilities	5,317	—	—		5,317

Total current liabilities	15,511	3,632	—		19,143
Other liabilities	8,490	411	—		8,901
Long-term debt	72,260	—	51,100	a	123,360

Total liabilities	96,261	4,043	51,100		151,404

Commitments and contingencies
Partners’ capital
General partner’s interest	1,360	—	(40)	a	1,320
Limited partners’ interest	96,331	—	(1,974)	a	94,357
Accumulated other comprehensive income	432	—	—		432
Owners’ equity	—	4,982	(4,982)	a	—

Total partners’ capital	98,123	4,982	(6,996)		96,109

Non-controlling interest	—	—	628	f	628

Total liabilities, partners’ capital and non-controlling interest	$194,384	$9,025	$44,732		$248,141

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

AMERICAN MIDSTREAM PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

SIX MONTHS ENDED JUNE 30, 2012

(unaudited, in thousands except earnings per unit)

	Partnership Historical	Chatom Assets Historical	Pro Forma Adjustments		Partnership Pro Forma
Revenue	$90,278	$35,756	$—		$126,034
Unrealized gain (loss) on commodity derivatives	3,494	—	—		3,494

Total revenue	93,772	35,756	—		129,528

Operating expenses:
Purchases of natural gas, NGLs and condensate	63,449	28,409	—		91,858
Direct operating expenses	6,767	2,734	—		9,501
Selling, general and administrative expenses	6,997	896	(150)	c	7,743
Equity compensation expense	798	—	—		798
Depreciation and accretion expense	10,283	254	506	e	11,043
(Gain) loss on sale of assets, net	(122)	—	—		(122)

Total operating expenses	88,172	32,293	356		120,821

Operating income (loss)	5,600	3,463	(356)		8,707
Other income (expenses):
Interest expense	(1,582)	—	(992)	b	(2,574)

Net income (loss)	$4,018	$3,463	$(1,348)		$6,133

Net income (loss) attributable to non-controlling interests	$—	$—	$436	f	$436

General partner’s interest in net income (loss)	$80				$114

Limited partners’ interest in net income (loss)	$3,938				$5,583

Limited partners’ net income (loss) per unit (basic)	$0.43				$0.61

Weighted average number of units used in computation of limited partners’ net income (loss) per unit (basic)	9,100				9,100

Limited partners’ net income (loss) per unit (diluted)	$0.43				$0.60

Weighted average number of units used in computation of limited partners’ net income (loss) per unit (diluted)	9,263				9,263

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

AMERICAN MIDSTREAM PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2011

(unaudited, in thousands)

	Partnership Historical	Chatom Assets Historical	Chatom Assets Pro Forma Adjustments		Burns Point Pro Forma Adjustments		Partnership Pro Forma
Revenue	$248,282	$51,644	$—		$5,165	g	305,091
Realized gain (loss) on early termination of commodity derivatives	(2,998)	—	—		—		(2,998)
Unrealized gain (loss) on commodity derivatives	(541)	—	—		—		(541)

Total revenue	244,743	51,644	—		5,165		301,552

Operating expenses:
Purchases of natural gas, NGLs and condensate	202,403	39,439	—		—		241,842
Direct operating expenses	12,856	5,932	—		1,290	g	20,078
Selling, general and administrative expenses	13,294	1,487	—		—		14,781
Transaction expenses	282	—	—		—		282
Equity compensation expense	3,357	—	—		—		3,357
Depreciation and accretion expense	20,705	472	1,044	e	751	h	22,972
(Gain) loss on sale of assets, net	(964)	—	—		—		(964)

Total operating expenses	251,933	47,330	1,044		2,041		302,348

Operating income (loss)	(7,190)	4,314	(1,044)		3,124		(796)
Other income (expenses):
Interest expense	(4,508)	—	(1,983)	b	(2,602)	i	(9,093)

Net income (loss)	$(11,698)	$4,314	$(3,027)		$522		$(9,889)

Net income (loss) attributable to non-controlling interests	$—	$—	$544	f	$—		$544

General partner’s interest in net income (loss)	$(233)						$(209)

Limited partners’ interest in net income (loss)	$(11,465)						$(10,224)

Limited partners’ net income (loss) per unit (basic and dilutive)	$(1.64)						$(1.46)

Weighted average number of units used in computation of limited partners’ net income (loss) per unit (basic)	6,997						6,997

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to the unaudited pro forma condensed consolidated financial statements of

American Midstream Partners, LP

1. Basis of presentation

The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of the Partnership, inclusive of Burns Point, and the historical financial statements of the Chatom Assets. The unaudited pro forma condensed consolidated financial statements present the impact of the acquisitions of the Chatom Assets and Burns Point, which are described in the introduction to the unaudited pro forma condensed consolidated financial statements, on the Partnership’s results of operations, and present the impact of the Chatom Assets on the unaudited pro forma condensed consolidated financial position.

2. Pro forma adjustments

The following adjustments for the Partnership have been prepared (i) as if the acquisition of the Chatom Assets and Burns Point occurred on January 1, 2011, in the case of the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2011, (ii) as if the acquisition of the Chatom Assets occurred on January 1, 2012, in the case of the unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2012, and (iii) as if the acquisition of the Chatom Assets occurred on June 30, 2012, in the case of the unaudited pro forma condensed consolidated balance sheet:

Chatom	Assets:

a)	The acquisition of the interest in the Chatom Assets by the Partnership with a preliminary fair value of approximately $51 million, including the payment of approximately $51 million of cash which was funded under borrowings under the Partnership’s revolving credit facility. The excess of cash consideration paid over historical net book value of the assets acquired and liabilities assumed is recorded as a decrease to partners’ capital.

b)	The inclusion of interest expense on the Partnership’s approximately $51 million of borrowings under the Partnership’s revolving credit facility which bears a variable rate of 3.88% at June 30, 2012 to finance the Chatom Assets acquisition.

c)	The elimination of transaction costs included in the historical financial statements of the Partnership which are directly related to the Chatom Assets acquisition.

d)	The elimination of Funds held for escrow included in the historical financial statements of the Partnership which were settled upon closing of the acquisition of the Chatom Assets.

e)	The inclusion of the estimated additional depreciation expense, calculated on a straight-line basis over useful lives of 10 to 40 years, associated with allocated purchase price of net assets acquired during the respective period.

f)	To reflect the non-controlling interest holders’ proportionate share of the equity of the Chatom Assets and proportionate share of the earnings of 12.6%.

Burns	Point:

g)	The inclusion of in-kind revenues and allocated direct operating costs and administrative fees from the beginning of the period.

h)	The inclusion of the estimated additional depreciation expense, calculated on a straight-line basis over useful lives of 40 years, associated with allocated purchase price of net assets acquired during the respective period.

i)	The inclusion of interest expense and amortization of deferred debt issuance costs on the Partnership’s approximately $35 million of borrowings under the Partnership’s revolving credit facility which bears a variable rate of approximately 7.37% during the year ended December 31, 2011 to finance the Burns Point acquisition.

3. Pro forma net income (loss) per limited common and general partner unit

Net income (loss) is allocated to the general partner and the limited partners (common unit holders) in accordance with their respective ownership percentages, after giving effect to incentive distributions paid to the general partner. Basic and diluted net income (loss) per limited partner common unit is calculated by dividing limited partners’ interest in net income (loss) by the weighted average number of outstanding limited partner common units during the period.

Unvested share-based payment awards that contain non-forfeitable rights to distributions (whether paid or unpaid) are classified as participating securities and are included in our computation of basic and diluted net income per limited partner unit.

We compute earnings per unit using the two-class method. The two-class method requires that securities that meet the definition of a participating security be considered for inclusion in the computation of basic earnings per unit. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of our agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.

The two-class method does not impact our overall net income or other financial results; however, in periods in which aggregate net income exceeds our aggregate distributions for such period, it will have the impact of reducing net income per limited partner unit. This result occurs as a larger portion of our aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the general partner, even though we make distributions on the basis of available cash and not earnings. In periods in which our aggregate net income does not exceed our aggregate distributions for such period, the two-class method does not have any impact on our calculation of earnings per limited partner unit.